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                                                                    Exhibit 2.6
                                                         AS EXECUTED - CONFORMED

               KBI SUB ASSIGNMENT AND ASSUMPTION AGREEMENT (#2)

            ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 1, 1998, between KBI SUB INC., a Delaware corporation ("KBI Sub"), and ASTRA PHARMACEUTICALS, L.P., a Delaware limited partnership (the "Partnership").

                                   WITNESSETH:

            WHEREAS, Astra AB, a company limited by shares organized and existing under the laws of Sweden ("KB"), Merck & Co., Inc., a New Jersey corporation ("TR"), Astra Merck Inc., a Delaware corporation ("KBI"), KBI Sub, the Partnership and other related parties have entered into that certain Master Restructuring Agreement dated as of June 19, 1998 (the "Master Restructuring Agreement");

            WHEREAS, KB, TR, KBI and KBI Sub have executed and delivered the KBI Asset Contribution Agreement dated as of June 19, 1998 (the "KBI Asset Contribution Agreement") providing for the transfer and assignment of certain assets of KBI to KBI Sub and the assumption by KBI Sub of certain liabilities and obligations of KBI;

            WHEREAS, KB, TR, KBI and KBI Sub have executed and delivered the Trademark Rights Contribution Agreement of even date herewith (the "Trademark Agreement") providing for the transfer and assignment to KBI Sub of the rights of KBI under the Amended and Restated KBI License (as defined in the Master Restructuring Agreement) with respect to Trademarks (as defined in the Amended and Restated KBI License) and the assumption by KBI Sub of the liabilities and obligations of KBI under the Amended and Restated KBI License relating to the Trademarks;

            WHEREAS, KB, TR, KBI-E and KBI Sub have executed and delivered the KBI-E Asset Contribution Agreement dated as of June 19, 1998 (the "KBI-E Asset Contribution Agreement") providing for the transfer and assignment to KBI Sub of the rights and obligations of KBI-E under (i) the Amended and Restated KBI License with respect to the Selected Uses (as defined in the Master Restructuring Agreement) of the Compounds (as defined in the Master Restructuring Agreement) omeprazole and felodipine, (ii) the Omeprazole-for-Horses License (as defined in the Master Restructuring Agreement) and (iii) the Transferred Contracts (as defined in the KBI Asset Contribution Agreement);

            WHEREAS, KBI Sub desires to transfer and assign all of its rights and obligations under the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement to the Partnership, and the Partnership desires to accept and assume such rights and obligations, all in accordance with the terms and conditions of this Agreement and the Master Restructuring Agreement;

            NOW, THEREFORE, in consideration of the premises and the agreements contained herein and in the Master Restructuring Agreement, the parties hereby agree as follows:
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            1. Definitions. Capitalized terms that are used herein and not otherwise defined shall have the respective meanings assigned to them in the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement.

            2. Assignment. Effective at and as of the Effective Time (as defined in the Master Restructuring Agreement), KBI Sub hereby conveys, grants, transfers, sets over, assigns and delivers to the Partnership all of KBI Sub's rights in and under the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement.

            3. Assumption. Effective at and as of the Effective Time, the Partnership, without any further responsibility or liability of, or recourse to, TR, KBI, KBI-E, KBI Sub or any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors or assigns hereby absolutely and irrevocably assumes and is, and shall be, liable and solely responsible for any and all liabilities and obligations of KBI Sub under or pursuant to the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement, including without limitation all Assumed Liabilities (as defined in the KBI Asset Contribution Agreement), all Trademark Liabilities (as defined in the Trademark Agreement) and all KBI-E Assumed Liabilities (as defined in the KBI-E Asset Contribution Agreement).

            4. Performance of Obligations by the Partnership; Indemnification.
(a) The Partnership covenants and agrees to perform and satisfy fully, on or before the date when due, all obligations included in, arising from, or related to, the Assumed Liabilities, the Trademark Liabilities and the KBI-E Assumed Liabilities so that TR, KBI, KBI-E, KBI Sub and all of their respective directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors or assigns have no liability or obligations with respect thereto.

            (b) The Partnership agrees to indemnify, defend and hold harmless KBI Sub and its Affiliates and their respective officers, directors, employees and agents from and against any and all Indemnity Losses (as defined in the Master Restructuring Agreement) arising out of, based upon or resulting from (i) the liabilities and obligations of KBI Sub under the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement,
(ii) the Assumed Liabilities, (iii) the Trademark Liabilities and (iv) the KBI-E Assumed Liabilities. Any claim for indemnification hereunder shall be on a net-after tax basis in accordance with, and shall be subject to the procedures set forth in, Section 10.3 of the Master Restructuring Agreement.

            5. Equal Knowledge. KBI Sub and the Partnership hereby acknowledge and agree that each of them has equal knowledge regarding KBI, the Business, the Acquired Assets, the Assumed Liabilities, the Trademarks, the Trademark Liabilities, the KBI-E Acquired Assets and the KBI-E Assumed Liabilities, as such terms are defined in the KBI Asset Contribution Agreement, the Trademark Agreement and the KBI-E Asset Contribution Agreement.

            6. Warranty Disclaimer. KBI SUB MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER
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HEREIN OR OTHERWISE, AS TO THE BUSINESS, THE ACQUIRED ASSETS, THE ASSUMED
LIABILITIES, THE TRADEMARKS, THE TRADEMARK LIABILITIES, THE KBI-E ACQUIRED ASSETS, THE KBI-E ASSUMED LIABILITIES, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THE ACQUIRED ASSETS, THE RIGHTS WITH RESPECT TO THE TRADEMARKS AND THE KBI-E ACQUIRED ASSETS ARE BEING CONVEYED, TRANSFERRED, ASSIGNED AND DELIVERED AND THE ASSUMED LIABILITIES, THE TRADEMARK LIABILITIES AND THE KBI-E ASSUMED LIABILITIES ARE BEING ASSUMED "AS IS" AND "WHERE IS" AND KBI SUB HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE BUSINESS, THE ACQUIRED ASSETS, THE TRADEMARKS AND THE KBI-E ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. The Partnership acknowledges and agrees that it has not relied on any representation, warranty or statement made, or any information provided, by or on behalf of KBI Sub, KBI-E, KBI, TR or any Affiliate of TR in connection with the transactions contemplated by this Agreement or by the KBI Asset Contribution Agreement, the Trademark Agreement or the KBI-E Asset Contribution Agreement.

            7. Certain Related Provisions. This Agreement is subject to Articles 9, 10 and 12 of the Master Restructuring Agreement.
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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          KBI SUB INC.


                                          By:   /s/ Peter E. Nugent
                                             ----------------------------------
                                             Name:    Peter E. Nugent
                                             Title:   President




                                          ASTRA PHARMACEUTICALS, L.P.

                                          By:   KB USA, L.P., General Partner

                                          By:  ASTRA AB, General Partner
                                                 (publ)


                                          By:   /s/ Goran Lerenius
                                             ----------------------------------
                                             Name:    Goran Lerenius
                                             Title:   Authorized Signatory